Exhibit 99.1

Reliance Global Group Announces Advanced Quote & Bind InsurTech Solution for Commercial Policies Launching in Q4 2024

New offering catapults the commission earning ability of RELI Exchange agency partners

LAKEWOOD, N.J., July 30, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance”, “we” or the “Company”) today unveiled its new, advanced AI-powered Quote & Bind cutting-edge InsurTech solution for commercial policies, designed to significantly enhance the capabilities of RELI Exchange agency partners. The Company plans to launch the new offering in the fourth quarter of 2024.

The new Quote & Bind solution, integrated within the RELI Exchange platform, leverages artificial intelligence, enabling agents to provide real-time commercial insurance quotes from multiple carriers and bind policies in real time from the RELI Exchange agent dashboard. These new commercial lines of insurance include workers’ compensation, business owners, general liability, cyber liability, and inland marine, as well as executive lines, such as directors & officers (D&O) insurance and employment practices liability insurance (EPLI).

“Our new AI-powered Quote & Bind solution is a game-changer for both Reliance and our agency partners,” commented Mr. Ezra Beyman, Chairman and CEO of Reliance. “By unlocking the ability to quote and bind larger commercial policies, we are empowering our agents to boost revenue and achieve new levels of success. When our agency partners substantially increase their commissions, RELI Exchange also reaps considerable benefits from our share of the commission. Additionally, this feature offers unparalleled convenience for both customers and agents.”

“We are excited to bring this revolutionary feature to our platform,” commented Moshe Fishman, Director of Insurtech and Operations at Reliance. “Our AI-driven technology ensures that agents can provide real-time quotes and bind coverage with ease and efficiency. By expanding our offering to new lines of commercial insurance, we are empowering our agents to supercharge their revenue. A single commercial policy can sometimes amount to the same commission revenue as 100 new homeowner policies. We view this as a significant organic growth opportunity for the Company and this new offering illustrates our commitment to providing state-of-the-art tools and resources to our agency partners. RELI Exchange remains dedicated to revolutionizing the insurance industry by providing agency partners with cutting-edge technology and innovative solutions.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com